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Northern Virginia - Sterling IX

3Q 2021 Earnings Release and Supplemental Information

Quarter Ended September 30, 2021

CyrusOne Investor Relations
Michael Schafer
SVP, Finance
972-350-0060
investorrelations@cyrusone.com

CyrusOne.

3Q 2021 Earnings Release and Supplemental Information

Table of Contents

Earnings Release………………………………………………………………………………….. 3

Company Profile and Analyst Coverage…………………………………………………………… 9

Summary of Financial Data………………………………………………………………………. 10

Condensed Consolidated Statements of Operations……………………………………………... 11

Condensed Consolidated Balance Sheets………………………………………………………… 12

Condensed Consolidated Statements of Operations (5 quarters)………………………………… 13

Condensed Consolidated Balance Sheets (5 quarters)………………………………………….... 14

Condensed Consolidated Statements of Cash Flow……………………………………………… 15

Reconciliation of Net Income (Loss) to Net Operating Income (NOI) and to Adjusted EBITDA….. 16

Market Cap Summary, Reconciliation of Net Debt and Interest Summary…………………………. 18

Debt Schedule and Debt Covenants…………………………………………………………….. 19

Colocation Square Footage (CSF) and CSF Leased……………………………………………... 20

2021 Guidance……………………………………………………………………………………….. 21

Data Center Portfolio……………………………………………………………………………… 22

Gross Square Feet (GSF) Under Development and Land Available for Future Development…….. 24

Leasing Statistics - Lease Signings and New MRR Signed - Existing vs. New Customers……….. 25

Customer Sector Diversification…………………………………………………………………….. 26

Lease Distribution…………………………………………………………………………………….. 27

Lease Expirations…………………………………………………………………………………….. 28

Quarter Ended September 30, 2021

Exhibit 99.1
CyrusOne Reports Third Quarter 2021 Earnings
Signed $37.8 Million in Annualized GAAP Revenue and 20 Megawatts in 3Q’21

DALLAS (October 27, 2021) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced third quarter 2021 earnings.

Highlights

Category	3Q’21	vs. 3Q’20
Revenue	$304.1 million	16%
Net income	$6.7 million	n/m
Adjusted EBITDA	$149.2 million	13%
Normalized FFO	$127.2 million	11%
Net income per diluted common share	$0.05	n/m
Normalized FFO per diluted common share	$1.02	6%

•Leased 20 megawatts (“MW”) and 100,000 colocation square feet (“CSF”) in the third quarter, totaling $37.8 million in annualized GAAP revenue
–Includes $26.8 million in annualized GAAP revenue signed across European locations, reflecting continued strong demand in these markets from hyperscale customers
•Backlog of approximately $106 million in annualized GAAP revenue as of the end of the third quarter representing approximately $925 million in total contract value
•Acquired a six-acre site in Frankfurt, providing an estimated 21 MW of power capacity to support the Company’s continued growth in one of the strongest data center markets in Europe
–Also acquired ten acres of land in San Antonio, providing an estimated 21 MW of power capacity in a key U.S. market
•Settled forward sale agreements entered into in 2020, resulting in net proceeds of approximately $213 million, which were used for general corporate purposes
–The Company has approximately $303 million in remaining available forward equity
“We had strong financial results and another good bookings quarter, including a significant contribution from our European markets and healthy pricing across the leases,” said David Ferdman, interim president and chief executive officer of CyrusOne. “The demand environment remains strong, we continue to have productive discussions with our customers, and we are well positioned with capacity across the portfolio and more than $2 billion of available liquidity to support our growth.”

Third Quarter 2021 Financial Results

Revenue was $304.1 million for the third quarter, compared to $262.8 million for the same period in 2020, an increase of 16%. The increase in revenue was driven primarily by a 13% increase in occupied CSF and higher metered power reimbursements.

Net income was $6.7 million for the third quarter, compared to net loss of $(37.3) million in the same period in 2020. Net income for the third quarter included a $14.4 million gain associated with a change in fair value on the undesignated portion of the Company’s net investment hedge compared to a $(22.9) million loss in the third quarter of 2020. Additionally, in the third quarter of 2020, the Company had an $(8.8) million impairment loss as a result of damage to equipment held for use in inventory at our U.S. data centers and a ($3.1) million loss on early extinguishment of debt related to the repayment of $300 million of outstanding indebtedness under the unsecured term loan maturing in March 2023, partially offset by a $4.7 million gain on the Company’s equity investment in GDS Holdings Limited. Additionally, General and administrative expenses for the third quarter included $8.9 million in cash severance and management transition costs and severance-related stock compensation costs compared to $9.0 million in the same period in 2020. Net income per diluted common share1 was $0.05 in the third quarter of 2021, compared to net loss per diluted common share of $(0.32) in the same period in 2020.

Net operating income (“NOI”)2 was $170.7 million for the third quarter, compared to $153.1 million in the same period in 2020, an increase of 11%. Adjusted EBITDA3 was $149.2 million for the third quarter, compared to $132.2 million in the same period in 2020, an increase of 13%.

Normalized Funds From Operations (“Normalized FFO”)4 was $127.2 million for the third quarter, compared to $114.4 million in the same period in 2020, an increase of 11%. Normalized FFO per diluted common share was $1.02 in the third quarter of 2021, compared to $0.96 in the same period in 2020, an increase of 6%.

Leasing Activity

CyrusOne leased approximately 20 MW of power and 100,000 CSF in the third quarter, representing approximately $3.2 million in monthly recurring rent, inclusive of the monthly impact of installation charges. The leasing for the quarter represents approximately $37.8 million in annualized GAAP revenue5, excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 108 months (9.0 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 51 months (taking into consideration the impact of the backlog). Recurring rent churn percentage6 for the third quarter was 0.5%, compared to 0.6% for the same period in 2020.

Portfolio Development and Percentage CSF Leased

In the third quarter, the Company completed construction on 161,000 CSF and 38 MW of power capacity across Phoenix, Northern Virginia, the New York Metro area, Cincinnati, Paris and Frankfurt. Percentage CSF leased7 as of the end of the third quarter was 86% for stabilized properties8 and 84% overall. In addition, the Company has development projects underway in London, Frankfurt, Northern Virginia and San Antonio that are expected to add approximately 211,000 CSF and 49 MW of power capacity plus 469,000 square feet of powered shell.

Balance Sheet and Liquidity

As of September 30, 2021, the Company had gross asset value9 totaling approximately $9.4 billion, an increase of approximately 12% over gross asset value as of September 30, 2020. CyrusOne had $3.56 billion of long-term debt10, $456 million of cash and cash equivalents, and approximately $1.39 billion available under its unsecured revolving credit facility as of September 30, 2021. Net debt10 was $3.26 billion as of September 30, 2021, representing approximately 25% of the Company's total enterprise value as of September 30, 2021 of $13.1 billion. This represented approximately 5.0x Adjusted EBITDA for the last quarter annualized (after further adjusting net debt to reflect the pro forma impact of settlement of the forward sale agreements). Available liquidity11 was $2.15 billion as of September 30, 2021.

During the third quarter of 2021, the Company settled forward sale agreements entered into in 2020, resulting in net proceeds of approximately $213 million, which were used for general corporate purposes. The Company has approximately $303 million in remaining available forward equity (no portion of these forward sale agreements has been settled as of October 27, 2021). As of September 30, 2021, there was approximately $513 million in remaining availability under the ATM equity program.

Dividend

On July 28, 2021, the Company announced a dividend of $0.52 per share of common stock for the third quarter of 2021. The dividend was paid on October 8, 2021, to stockholders of record at the close of business on September 24, 2021.

Additionally, today the Company is announcing a dividend of $0.52 per share of common stock for the fourth quarter of 2021. The dividend will be paid on January 7, 2022, to stockholders of record at the close of business on January 3, 2022.

Guidance

CyrusOne is updating its guidance for full year 2021, increasing the lower and upper ends of its guidance ranges for Total Revenue and Normalized FFO per diluted common share, increasing the lower end of its guidance range for Adjusted EBITDA, and narrowing the guidance range for Capital Expenditures. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates. We continue to monitor the global outbreak of COVID-19 and to take steps to mitigate the potential risks to us posed by the pandemic. While the impact on our business has not been significant to date, the length and severity of the effects of the pandemic remain uncertain and unpredictable and could be materially adverse to our business, financial condition, results of operations, cash flows and ability to pay dividends as well as the market price of our common stock.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including Net income (loss) and adjustments that could be made for Transaction, acquisition, integration and other related expenses, Legal claim costs, Impairment losses and (gain) loss on asset disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	Previous 2021 Guidance	Revised 2021 Guidance
Total Revenue	$1,155 - 1,185 million	$1,180 - 1,200 million
Lease and Other Revenues from Customers	$930 - 950 million	$940 - 950 million
Metered Power Reimbursements	$225 - 235 million	$240 - 250 million
Adjusted EBITDA	$575 - 590 million	$585 - 590 million
Normalized FFO per diluted common share	$3.95 - 4.05	$4.03 - 4.08
Capital Expenditures	$875 - 975 million	$900 - 950 million
Development(1)	$855 - 935 million	$875 - 915 million
Recurring	$20 - 40 million	$25 - 35 million

(1)Development capital expenditures include the acquisition of land for future development.

Upcoming Conferences and Events (All Virtual)

•NAREIT’s REITworld on November 9-11
•Morgan Stanley European Technology, Media & Telecom Conference on November 17-19
•Raymond James Technology Investors Conference on December 6-8

Conference Call Details

CyrusOne will host a conference call on October 28, 2021, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the third quarter 2021. A live webcast of the conference call will be available in the “Investors / Events & Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The presentation to be made during the call is now available in this location. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on October 28, 2021, through November 11, 2021. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10160637.

Safe Harbor

This release and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our and our customers’ respective businesses and industries, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, (i) the potential widespread and highly uncertain impact of public health outbreaks, epidemics and pandemics, such as the COVID-19 pandemic; (ii) loss of key customers; (iii) indemnification and liability provisions as well as service level commitments in our contracts with customers imposing significant costs on us in the event of losses; (iv) economic downturn, natural disaster or oversupply of data centers in the limited geographic areas that we serve; (v) risks related to the development of our properties including, without limitation, obtaining applicable permits, power and connectivity and our ability to successfully lease those properties; (vi) weakening in the fundamentals for data center real estate, including but not limited to, increased competition, falling market rents, decreases in or slowed growth of global data, e-commerce and demand for outsourcing of data storage and cloud-based applications; (vii) loss of access to key third-party service providers and suppliers; (viii) risks of loss of power or cooling which may interrupt our services to our customers; (ix) inability to identify and complete acquisitions and operate acquired properties; (x) our failure to obtain necessary outside financing on favorable terms, or at all; (xi) restrictions in the instruments governing our indebtedness; (xii) risks related to environmental, social and governance matters; (xiii) unknown or contingent liabilities related to our acquisitions; (xiv) significant competition in our industry; (xv) recent turnover, or the further loss of, any of our key personnel; (xvi) risks associated with real estate assets and the industry; (xvii) failure to maintain our status as a REIT (as defined below) or to comply with the highly technical and complex REIT provisions of the Internal Revenue Code of 1986, as amended; (xviii) REIT distribution requirements could adversely affect our ability to execute our business plan; (xix) insufficient cash available for distribution to stockholders; (xx) future offerings of debt may adversely affect the market price of our common stock; (xxi) increases in market interest rates will increase our borrowing costs and may drive potential investors to seek higher dividend yields and reduce demand for our common stock; (xxii) market price and volume of stock could be volatile; (xxiii) risks related to regulatory changes impacting our customers and demand for colocation space in particular geographies; (xxiv) our international activities, including those conducted as a result of land acquisitions and with respect to leased land and buildings, are subject to special risks different from those faced by us in the United States; (xxv) the continuing uncertainty about the future relationship between the United Kingdom and the European Union following the United Kingdom’s withdrawal from the European Union; (xxvi) expanded and widened price increases in certain selective materials for data center development capital expenditures due to international trade negotiations; (xxvii) a failure to comply with anti-corruption laws and regulations; (xxviii) legislative or other actions relating to taxes; (xxix) any significant security breach or cyber-attack on us or our key partners or customers; (xxx) the ongoing trade conflict between the United States and the People’s Republic of China; (xxxi) increased operating costs and capital expenditures at our facilities, including those resulting from higher utilization by our customers, general market conditions and inflation, exceeding revenue growth; and (xxxii) other factors affecting the real estate and technology industries generally. More information on potential risks and uncertainties is available in our recent filings with the Securities and Exchange Commission (SEC), including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. We disclaim any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

Use of Non-GAAP Financial Measures and Other Metrics

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Normalized Funds From Operations per Diluted Common Share, Adjusted EBITDA, Net Operating Income, and Net Debt should not be construed as being more important than, or a substitute for, comparable GAAP financial measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.

Management uses FFO, Normalized FFO, Normalized FFO per Diluted Common Share, Adjusted EBITDA, and NOI, which are non-GAAP financial measures commonly used in the real estate investments trusts (REIT) industry, as supplemental performance measures. Management uses these measures as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, these measures are used by investors as a basis to evaluate REITs. Other REITs may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, and Adjusted EBITDA should be considered only as supplements to net income (loss) presented in accordance with GAAP as measures of our performance. FFO, Normalized FFO, NOI, and Adjusted EBITDA should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. These measures also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company believes that Net Debt provides a useful measure of liquidity and financial health.

1Net income (loss) per diluted common share is defined as Net income (loss) divided by the weighted average diluted common shares outstanding for the period, which were 124.3 million for the third quarter of 2021 and 118.7 million for the third quarter of 2020.
2We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.

We calculate NOI as Net income (loss), adjusted for Sales and marketing expenses, General and administrative expenses, Depreciation and amortization expenses, Transaction, acquisition, integration and other related expenses, Interest expense, net, Gain on marketable equity investment, Loss on early extinguishment of debt, Impairment losses and loss on asset disposals, Foreign currency and derivative (gains) losses, net, Other (expense) income and Income tax benefit. Amortization of deferred leasing costs is presented in Depreciation and amortization expenses, which is excluded from NOI. Sales and marketing expenses are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these Sales and marketing expenses from our NOI calculation, consistent with the treatment of General and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to Net income (loss) presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to pay dividends and make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.
3Adjusted EBITDA, which is a non-GAAP financial measure, is defined as Net income (loss) as defined by GAAP adjusted for Interest expense, net; Income tax (benefit) expense; Depreciation and amortization expenses; Impairment losses and loss on asset disposals; Transaction, acquisition, integration and other related expenses; Legal claim costs; Stock-based compensation expense; Cash severance and management transition costs; Severance-related stock compensation costs; Loss on early extinguishment of debt; Gain on marketable equity investment; Foreign currency and derivative (gains) losses, net and Other expense (income). Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company’s Adjusted EBITDA as presented may not be comparable to others.
4We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.
We calculate FFO as Net income (loss) computed in accordance with GAAP before Real estate depreciation and amortization and Impairment losses and loss on asset disposals. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.
We calculate Normalized FFO as FFO adjusted for Loss on early extinguishment of debt; Gain on marketable equity investment; Foreign currency and derivative (gains) losses, net; Amortization of tradenames; Transaction, acquisition, integration and other related expenses; Cash severance and management transition costs; Severance-related stock compensation costs; and Legal claim costs. We believe our Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner, accordingly, our Normalized FFO may not be comparable to others.
In addition, because FFO and Normalized FFO exclude Real estate depreciation and amortization, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to Net income (loss) presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
5Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
6Recurring rent churn percentage is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.
7Percentage CSF leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF. Percentage CSF leased differs from percentage CSF occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.
8Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

9Gross asset value is defined as total assets plus accumulated depreciation.
10Long-term debt and net debt exclude adjustments for deferred financing costs and bond discounts / premiums. Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and finance lease liabilities, offset by cash and cash equivalents.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne’s revolving credit facility, plus the pro forma impact of the net proceeds from the settlement of the forward sale agreements.
About CyrusOne

CyrusOne (NASDAQ: CONE) is a premier global REIT specializing in design, construction and operation of more than 50 high-performance data centers worldwide. The Company provides mission-critical facilities that ensure the continued operation of IT infrastructure for approximately 1,000 customers, including approximately 200 Fortune 1000 companies.
A leader in hybrid-cloud and multi-cloud deployments, CyrusOne offers colocation, hyperscale, and build-to-suit environments that help customers enhance the strategic connection of their essential data infrastructure and support achievement of sustainability goals. CyrusOne data centers offer world-class flexibility, enabling clients to modernize, simplify, and rapidly respond to changing demand. Combining exceptional financial strength with a broad global footprint, CyrusOne provides customers with long-term stability and strategic advantage at scale.

# # #

Investor Relations
Michael Schafer
Senior Vice President, Finance
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including approximately 200 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its more than 50 data centers worldwide.

•Best-in-Class Sales Force
•Flexible Solutions that Scale as Customers Grow
•Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks
•Focus on Operational Excellence and Superior Customer Service
•Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot
•National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2850 N. Harwood St., Ste. 2200	David Ferdman, Interim President & CEO	Brent Behrman, EVP of Sales
Dallas, Texas 75201	Katherine Motlagh, EVP & Chief Financial Officer	Matt Pullen, EVP & Managing Director, Europe
Phone: (972) 350-0060	John Hatem, EVP & Chief Operating Officer	Robert M. Jackson, EVP General Counsel & Secretary
Website: www.cyrusone.com
Analyst Coverage

Firm	Analyst	Phone Number
BofA Securities	Michael J. Funk	(646) 855-5664
Barclays	Brendan Lynch	(212) 526 9428
Berenberg Capital Markets	Nate Crossett	(646) 949-9030
BMO Capital Markets	Ari Klein	(212) 885-4103
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Deutsche Bank	Matthew Niknam	(212) 250-4711
Evercore ISI	Irvin Liu	(415) 800-0183
Green Street	David Guarino	(949) 640-8780
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
MoffettNathanson	Nick Del Deo, CFA	(212) 519-0025
Morgan Stanley	Simon Flannery	(212) 761-6432
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stifel	Erik Rasmussen	(212) 271-3461
TD Securities Inc.	Jonathan Kelcher, CFA	(416) 307-9931
Truist	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513
Wolfe Research	Andrew Rosivach, CFA	(646) 582-9250

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	September 30,	June 30,	September 30,	Growth %
	2021	2021	2020	Yr/Yr
Revenue	$304.1	$284.6	$262.8	16%
Net operating income	170.7	162.8	153.1	11%
Net income (loss)	6.7	7.4	(37.3)	n/m
Funds from Operations ("FFO") - Nareit defined	132.3	129.0	82.2	61%
Normalized Funds from Operations ("Normalized FFO")	127.2	123.1	114.4	11%
Weighted average number of common shares outstanding - diluted for Normalized FFO	124.3	122.7	119.2	4%
Net income (loss) per share - basic	$0.05	$0.06	$(0.32)	n/m
Net income (loss) per share - diluted	$0.05	$0.06	$(0.32)	n/m
Normalized FFO per diluted common share	$1.02	$1.00	$0.96	6%
Adjusted EBITDA	$149.2	$141.9	$132.2	13%
Adjusted EBITDA as a % of Revenue	49.1%	49.9%	50.3%	(1.2) pts

	As of
	September 30,	June 30,	September 30,	Growth %
	2021	2021	2020	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$7,635.4	$7,518.8	$6,791.6	12%
Accumulated depreciation	(2,080.4)	(1,977.8)	(1,663.4)	25%
Total investment in real estate, net	5,555.0	5,541.0	5,128.2	8%
Cash and cash equivalents	456.4	369.7	156.5	n/m
Market value of common equity	9,824.4	8,869.3	8,433.2	16%
Long-term debt	3,559.0	3,587.8	3,236.3	10%
Net debt	3,259.8	3,380.9	3,109.0	5%
Total enterprise value	13,084.2	12,250.2	11,542.2	13%
Net debt to LQA Adjusted EBITDA(a)	5.0x	5.0x	5.1x	(0.1)x

Dividend Activity
Dividends per share	$0.52	$0.51	$0.51	2%

Portfolio Statistics
Data centers	56	54	51	10%
Stabilized CSF (000)	4,789	4,611	4,134	16%
Stabilized CSF % leased	86%	86%	87%	(1) pts
Total CSF (000)	5,050	4,889	4,471	13%
Total CSF % leased	84%	83%	84%	— pts
Total GSF (000)	8,601	8,346	7,710	12%

(a) Adjusted to reflect the pro forma impact of the net proceeds from the settlement of the forward sale agreements.

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2021	2020	$	%	2021	2020	$	%
Revenue(a)	$304.1	$262.8	$41.3	16%	$887.3	$765.1	$122.2	16%
Operating expenses:
Property operating expenses	133.4	109.7	23.7	22%	391.0	301.3	89.7	30%
Sales and marketing	3.6	4.5	(0.9)	(20)%	11.1	13.0	(1.9)	(15)%
General and administrative	30.8	29.7	1.1	4%	70.4	76.9	(6.5)	(8)%
Depreciation and amortization	127.5	113.1	14.4	13%	372.6	330.9	41.7	13%
Transaction, acquisition, integration and other related expenses	0.2	1.6	(1.4)	(88)%	0.4	2.2	(1.8)	(82)%
Impairment losses and loss on asset disposals	0.1	8.8	(8.7)	(99)%	0.7	11.1	(10.4)	(94)%
Total operating expenses	295.6	267.4	267.4	11%	846.2	735.4	110.8	15%
Operating income (loss)	8.5	(4.6)	(226.1)	n/m	41.1	29.7	11.4	38%
Interest expense, net	(17.3)	(13.3)	(4.0)	30%	(47.2)	(43.2)	(4.0)	9%
Gain on marketable equity investment	—	4.7	(4.7)	(100)%	2.4	69.8	(67.4)	(97)%
Loss on early extinguishment of debt	—	(3.1)	3.1	(100)%	—	(6.5)	6.5	(100)%
Foreign currency and derivative gains (losses), net	14.4	(22.9)	37.3	n/m	31.2	(31.7)	62.9	n/m
Other expense (income)	0.1	—	0.1	n/m	(0.1)	—	(0.1)	n/m
Net income (loss) before income taxes	5.7	(39.2)	(194.3)	n/m	27.4	18.1	9.3	51%
Income tax benefit	1.0	1.9	(0.9)	(47)%	4.9	4.3	0.6	14%
Net income (loss)	$6.7	$(37.3)	$44.0	n/m	$32.3	$22.4	$9.9	44%
Net income (loss) per share - basic	$0.05	$(0.32)	$0.37	n/m	$0.26	$0.19	$0.07	37%
Net income (loss) per share - diluted	$0.05	$(0.32)	$0.37	n/m	$0.26	$0.19	$0.07	37%

(a) Revenue includes metered power reimbursements of $62.5 million and $44.6 million for the three months ended September 30, 2021 and 2020, respectively, and includes metered power reimbursements of $188.6 million and $116.5 million for the nine months ended September 30, 2021 and 2020, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	September 30,	December 31,	Change
	2021	2020	$	%
Assets
Investment in real estate:
Land	$211.6	$208.8	$2.8	1%
Buildings and improvements	2,336.3	2,035.2	301.1	15%
Equipment	4,064.7	3,538.9	525.8	15%
Gross operating real estate	6,612.6	5,782.9	829.7	14%
Less accumulated depreciation	(2,080.4)	(1,767.9)	(312.5)	18%
Net operating real estate	4,532.2	4,015.0	517.2	13%
Construction in progress, including land under development	729.8	982.2	(252.4)	(26)%
Land held for future development	293.0	268.3	24.7	9%
Total investment in real estate, net	5,555.0	5,265.5	289.5	5%
Cash and cash equivalents	456.4	271.4	185.0	68%
Rent and other receivables (net of allowance for doubtful accounts of $2.1 and $3.5 as of September 30, 2021 and December 31, 2020, respectively)	409.2	334.2	75.0	22%
Restricted cash	24.3	1.5	22.8	n/m
Operating lease right-of-use assets, net	148.5	211.4	(62.9)	(30)%
Equity investments	30.3	67.1	(36.8)	(55)%
Goodwill	455.1	455.1	—	—%
Intangible assets (net of accumulated amortization of $272.5 and $249.3 as of September 30, 2021 and December 31, 2020, respectively)	132.7	157.8	(25.1)	(16)%
Other assets	128.0	133.4	(5.4)	(4)%
Total assets	$7,339.5	$6,897.4	$442.1	6%
Liabilities and equity
Debt	$3,515.1	$3,409.0	$106.1	3%
Finance lease liabilities	157.2	29.1	128.1	n/m
Operating lease liabilities	183.9	249.1	(65.2)	(26)%
Construction costs payable	104.6	133.0	(28.4)	(21)%
Accounts payable and accrued expenses	192.1	151.3	40.8	27%
Dividends payable	66.3	63.3	3.0	5%
Deferred revenue and prepaid rents	227.9	174.1	53.8	31%
Deferred tax liability	41.9	53.0	(11.1)	(21)%
Other liabilities	45.0	77.3	(32.3)	(42)%
Total liabilities	4,534.0	4,339.2	194.8	4%
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $0.01 par value, 500,000,000 shares authorized and 126,913,710 and 120,442,521 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1.3	1.2	0.1	8%
Additional paid in capital	3,952.7	3,537.3	415.4	12%
Accumulated deficit	(1,125.3)	(966.6)	(158.7)	16%
Accumulated other comprehensive loss	(23.2)	(13.7)	(9.5)	69%
Total stockholders’ equity	2,805.5	2,558.2	247.3	10%
Total liabilities and equity	$7,339.5	$6,897.4	$442.1	6%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Revenue(a)	$304.1	$284.6	$298.6	$268.4	$262.8
Operating expenses:
Property operating expenses	133.4	121.8	135.8	110.3	109.7
Sales and marketing	3.6	3.7	3.8	5.3	4.5
General and administrative	30.8	16.6	23.0	22.4	29.7
Depreciation and amortization	127.5	123.7	121.4	118.5	113.1
Transaction, acquisition, integration and other related expenses	0.2	0.1	0.1	1.5	1.6
Impairment losses and loss on asset disposals	0.1	0.1	0.5	—	8.8
Total operating expenses	295.6	266.0	284.6	258.0	267.4
Operating income (loss)	8.5	18.6	14.0	10.4	(4.6)
Interest expense, net	(17.3)	(14.8)	(15.1)	(14.5)	(13.3)
Gain on marketable equity investment	—	—	2.4	19.7	4.7
Loss on early extinguishment of debt	—	—	—	—	(3.1)
Foreign currency and derivative gains (losses), net	14.4	1.4	15.4	4.1	(22.9)
Other expense (income)	0.1	(0.1)	(0.1)	—	—
Net income (loss) before income taxes	5.7	5.1	16.6	19.7	(39.2)
Income tax benefit (expense)	1.0	2.3	1.6	(0.7)	1.9
Net income (loss)	$6.7	$7.4	$18.2	$19.0	$(37.3)
Net income (loss) per share - basic	$0.05	$0.06	$0.15	$0.15	$(0.32)
Net income (loss) per share - diluted	$0.05	$0.06	$0.15	$0.15	$(0.32)

(a) Revenue includes metered power reimbursements of $62.5 million, $53.0 million, $73.1 million, $44.9 million and $44.6 million for the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Assets
Investment in real estate:
Land	$211.6	$212.8	$207.3	$208.8	$181.2
Buildings and improvements	2,336.3	2,253.8	2,046.6	2,035.2	1,918.4
Equipment	4,064.7	3,869.0	3,596.5	3,538.9	3,341.7
Gross operating real estate	6,612.6	6,335.6	5,850.4	5,782.9	5,441.3
Less accumulated depreciation	(2,080.4)	(1,977.8)	(1,867.5)	(1,767.9)	(1,663.4)
Net operating real estate	4,532.2	4,357.8	3,982.9	4,015.0	3,777.9
Construction in progress, including land under development	729.8	917.3	1,053.3	982.2	1,085.9
Land held for future development	293.0	265.9	262.3	268.3	264.4
Total investment in real estate, net	5,555.0	5,541.0	5,298.5	5,265.5	5,128.2
Cash and cash equivalents	456.4	369.7	240.9	271.4	156.5
Rent and other receivables, net	409.2	409.4	389.8	334.2	306.9
Restricted cash	24.3	24.8	1.4	1.5	1.4
Operating lease right-of-use assets, net	148.5	155.0	239.7	211.4	206.9
Equity investments	30.3	30.0	22.9	67.1	178.1
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	132.7	141.2	149.2	157.8	166.4
Other assets	128.0	115.0	114.3	133.4	112.8
Total assets	$7,339.5	$7,241.2	$6,911.8	$6,897.4	$6,712.3
Liabilities and equity
Debt	$3,515.1	$3,541.6	$3,337.4	$3,409.0	$3,197.8
Finance lease liabilities	157.2	162.8	28.6	29.1	29.2
Operating lease liabilities	183.9	190.5	277.9	249.1	244.3
Construction costs payable	104.6	157.7	137.5	133.0	168.2
Accounts payable and accrued expenses	192.1	147.7	168.9	151.3	145.3
Dividends payable	66.3	63.6	62.0	63.3	63.1
Deferred revenue and prepaid rents	227.9	217.1	183.2	174.1	166.8
Deferred tax liability	41.9	45.3	48.2	53.0	55.4
Other liabilities	45.0	58.3	53.3	77.3	37.8
Total liabilities	4,534.0	4,584.6	4,297.0	4,339.2	4,107.9
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized and 126,913,710 and 120,442,521 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1.3	1.2	1.2	1.2	1.2
Additional paid in capital	3,952.7	3,731.3	3,628.6	3,537.3	3,532.9
Accumulated deficit	(1,125.3)	(1,066.1)	(1,010.2)	(966.6)	(923.9)
Accumulated other comprehensive loss	(23.2)	(9.8)	(4.8)	(13.7)	(5.8)
Total stockholders' equity	2,805.5	2,656.6	2,614.8	2,558.2	2,604.4
Total liabilities and equity	$7,339.5	$7,241.2	$6,911.8	$6,897.4	$6,712.3

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)
(Unaudited)

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Cash flows from operating activities:
Net income (loss)	$32.3	$22.4	$6.7	$(37.3)
Adjustments to reconcile Net income (loss) to Net cash provided by operating activities
Depreciation and amortization	372.6	330.9	127.5	113.1
Provision for bad debt expense	(1.0)	0.3	(0.1)	0.3
Gain on marketable equity investment	(2.4)	(69.8)	—	(4.7)
Foreign currency and derivative (gains) losses, net	(31.2)	31.7	(14.4)	22.9
Proceeds from swap terminations	—	2.9	—	—
Impairment losses and loss on asset disposals	0.7	11.1	0.1	8.9
Loss on early extinguishment of debt	—	6.5	—	3.1
Interest expense amortization, net	5.7	5.2	2.2	1.6
Stock-based compensation expense	17.2	13.7	8.5	6.7
Deferred income tax benefit	(8.0)	(7.1)	(2.0)	(2.9)
Operating lease cost	15.3	15.0	5.0	2.0
Other (expense) income	(0.2)	0.6	(0.1)	0.1

Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(90.6)	(29.1)	(22.1)	1.9
Accounts payable and accrued expenses	42.9	22.0	46.2	17.3
Deferred revenue and prepaid rents	54.3	2.3	11.8	0.3
Operating lease liabilities	(18.2)	(16.7)	(6.0)	(5.6)
Net cash provided by operating activities	389.4	341.9	163.3	127.7
Cash flows from investing activities:
Investments in real estate	(580.2)	(692.2)	(218.5)	(234.2)
Proceeds from sale of equity investments	46.6	31.8	—	23.6
Equity investments	(7.4)	(6.5)	(0.3)	(1.8)
Proceeds from the sale of real estate assets	4.4	0.3	—	—
Net cash used in investing activities	(536.6)	(666.6)	(218.8)	(212.4)
Cash flows from financing activities:
Issuance of common stock, net	407.9	325.9	213.7	222.6
Dividends paid	(187.9)	(174.7)	(63.2)	(58.6)
Proceeds from revolving credit facility	173.4	595.5	—	156.7
Repayments of revolving credit facility	(610.5)	(966.7)	—	(243.6)
Proceeds from Euro bond	603.1	561.2	—	11.0
Proceeds from unsecured term loan	—	1,100.0	—	—
Repayments of unsecured term loan	—	(1,400.0)	—	(300.0)
Proceeds from issuance of senior notes	—	395.2	—	395.2
Payment of deferred financing costs	(5.0)	(15.1)	—	(2.6)
Payments on finance lease liabilities	(3.5)	(2.0)	(1.3)	(0.7)
Tax payment upon exercise of equity awards	(9.6)	(8.6)	(0.7)	(2.2)
Net cash provided by financing activities	367.9	410.7	148.5	177.8
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12.9)	(5.8)	(6.8)	(7.2)
Net increase in cash, cash equivalents and restricted cash	207.8	80.2	86.2	85.9
Cash, cash equivalents and restricted cash at beginning of period	272.9	77.7	394.5	72.0
Cash, cash equivalents and restricted cash at end of period	$480.7	$157.9	$480.7	$157.9

Supplemental disclosure of cash flow information:
Cash paid for interest, including amounts capitalized of $15.6 million and $17.0 million in 2021 and 2020, respectively	$45.8	$36.3	$3.6	$6.3
Cash paid for income taxes	4.0	3.2	0.8	3.1
Non-cash investing and financing activities:
Construction costs payable	104.6	168.2	104.6	168.2
Dividends payable	66.3	63.1	66.3	63.1

CyrusOne Inc.
Reconciliation of Net income (loss) to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2021	2020	$	%	2021	2020	$	%
Net income (loss)	$6.7	$(37.3)	$44.0	n/m	$32.3	$22.4	$9.9	44%
Sales and marketing expenses	3.6	4.5	(0.9)	(20)%	11.1	13.0	(1.9)	(15)%
General and administrative expenses	30.8	29.7	1.1	4%	70.4	76.9	(6.5)	(8)%
Depreciation and amortization expenses	127.5	113.1	14.4	13%	372.6	330.9	41.7	13%
Transaction, acquisition, integration and other related expenses	0.2	1.6	(1.4)	(88)%	0.4	2.2	(1.8)	(82)%
Interest expense, net	17.3	13.3	4.0	30%	47.2	43.2	4.0	9%
Gain on marketable equity investment	—	(4.7)	4.7	(100)%	(2.4)	(69.8)	67.4	(97)%
Loss on early extinguishment of debt	—	3.1	(3.1)	(100)%	—	6.5	(6.5)	(100)%
Impairment losses and loss on asset disposals	0.1	8.8	(8.7)	(99)%	0.7	11.1	(10.4)	(94)%
Foreign currency and derivative (gains) losses, net	(14.4)	22.9	(37.3)	n/m	(31.2)	31.7	(62.9)	n/m
Other (expense) income	(0.1)	—	(0.1)	n/m	0.1	—	0.1	n/m
Income tax benefit	(1.0)	(1.9)	0.9	(47)%	(4.9)	(4.3)	(0.6)	14%
Net Operating Income	$170.7	$153.1	$17.6	11%	$496.3	$463.8	$32.5	7%

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Nine Months Ended				Three Months Ended
	September 30,		Change		September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	$	%	2021	2021	2021	2020	2020
Net Operating Income
Revenue	$887.3	$765.1	$122.2	16%	$304.1	$284.6	$298.6	$268.4	$262.8
Property operating expenses	391.0	301.3	89.7	30%	133.4	121.8	135.8	110.3	109.7
Net Operating Income (NOI)	$496.3	$463.8	$32.5	7%	$170.7	$162.8	$162.8	$158.1	$153.1
NOI as a % of Revenue	55.9%	60.6%			56.1%	57.2%	54.5%	58.9%	58.3%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$32.3	$22.4	$9.9	44%	$6.7	$7.4	$18.2	$19.0	$(37.3)
Interest expense, net	47.2	43.2	4.0	9%	17.3	14.8	15.1	14.5	13.3
Income tax (benefit) expense	(4.9)	(4.3)	(0.6)	14%	(1.0)	(2.3)	(1.6)	0.7	(1.9)
Depreciation and amortization expenses	372.6	330.9	41.7	13%	127.5	123.7	121.4	118.5	113.1
Impairment losses and loss on asset disposals	0.7	11.1	(10.4)	(94)%	0.1	0.1	0.5	—	8.8
EBITDA (Nareit definition)(a)	$447.9	$403.3	$44.6	11%	$150.6	$143.7	$153.6	$152.7	$96.0

Transaction, acquisition, integration and other related expenses	0.4	2.2	(1.8)	(82)%	0.2	0.1	0.1	1.5	1.6
Legal claim costs	(4.9)	0.3	(5.2)	n/m	—	(4.9)	—	—	0.1
Stock-based compensation expense	12.7	11.1	1.6	14%	4.0	4.3	4.4	4.4	4.2
Cash severance and management transition costs	4.3	13.2	(8.9)	(67)%	4.4	—	(0.1)	0.9	6.4
Severance-related stock compensation costs	4.5	2.7	1.8	67%	4.5	—	—	0.2	2.6
Loss on early extinguishment of debt	—	6.5	(6.5)	(100)%	—	—	—	—	3.1
Gain on marketable equity investment	(2.4)	(69.8)	67.4	(97)%	—	—	(2.4)	(19.7)	(4.7)
Foreign currency and derivative (gains) losses, net	(31.2)	31.7	(62.9)	n/m	(14.4)	(1.4)	(15.4)	(4.1)	22.9
Other expense (income)	0.1	—	0.1	n/m	(0.1)	0.1	0.1	—	—
Adjusted EBITDA	$431.4	$401.2	$30.2	8%	$149.2	$141.9	$140.3	$135.9	$132.2
Adjusted EBITDA as a % of Revenue	48.6%	52.4%			49.1%	49.9%	47.0%	50.6%	50.3%
(a)We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP Net income (loss) plus Interest expense, net, Income tax (benefit) expense, Depreciation and amortization expenses and Impairment losses and loss (gain) on asset disposals. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("Nareit"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Nine Months Ended				Three Months Ended
	September 30,		Change		September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2020	$	%	2021	2021	2021	2020	2020
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$32.3	$22.4	$9.9	44%	$6.7	$7.4	$18.2	$19.0	$(37.3)
Real estate depreciation and amortization	366.0	324.0	42.0	13%	125.5	121.5	119.0	116.1	110.7
Impairment losses and loss on asset disposals	0.7	11.1	(10.4)	(94)%	0.1	0.1	0.5	—	8.8
Funds from Operations ("FFO") - Nareit defined	$399.0	$357.5	$41.5	12%	$132.3	$129.0	$137.7	$135.1	$82.2

Loss on early extinguishment of debt	—	6.5	(6.5)	(100)%	—	—	—	—	3.1
Gain on marketable equity investment	(2.4)	(69.8)	67.4	(97)%	—	—	(2.4)	(19.7)	(4.7)
Foreign currency and derivative (gains) losses, net	(31.2)	31.7	(62.9)	n/m	(14.4)	(1.4)	(15.4)	(4.1)	22.9
Amortization of tradenames	0.8	0.8	—	—%	0.2	0.3	0.3	0.4	0.2
Transaction, acquisition, integration and other related expenses	0.4	2.2	(1.8)	(82)%	0.2	0.1	0.1	1.5	1.6
Cash severance and management transition costs	4.3	13.2	(8.9)	(67)%	4.4	—	(0.1)	0.9	6.4
Severance-related stock compensation costs	4.5	2.7	1.8	67%	4.5	—	—	0.2	2.6
Legal claim costs	(4.9)	0.3	(5.2)	n/m	—	(4.9)	—	—	0.1
Normalized Funds from Operations (Normalized FFO)	$370.5	$345.1	$25.4	7%	$127.2	$123.1	$120.2	$114.3	$114.4
Normalized FFO per diluted common share	$3.02	$2.96	$0.06	2%	$1.02	$1.00	$1.00	$0.94	$0.96
Weighted average diluted common shares outstanding	122.5	116.7	5.8	5%	124.3	122.7	120.5	120.6	119.2

Additional Information:
Amortization of deferred financing costs and bond premium / discount	5.7	5.2	0.5	10%	2.2	1.9	1.6	1.6	1.6
Stock-based compensation expense	12.7	11.1	1.6	14%	4.0	4.3	4.4	4.4	4.2
Non-real estate depreciation and amortization	5.7	6.1	(0.4)	(7)%	1.7	1.8	2.2	2.0	2.1
Straight line rent adjustments(a)	(6.6)	(7.0)	0.4	(6)%	(4.6)	(3.2)	1.2	(8.0)	(6.6)
Straight line rental expense adjustments	0.7	(0.6)	0.4	n/m	(0.1)	0.6	0.2	0.1	(0.1)
Above and below market rent amortization	(0.2)	(0.3)	10.7	(98)%	(0.1)	—	(0.1)	(0.1)	(0.1)
Deferred tax benefit	(8.0)	(6.9)	5.0	(38)%	(2.1)	(3.3)	(2.6)	(0.2)	(2.7)
Deferred revenue, primarily installation revenue(b)	53.3	0.3	53.0	n/m	29.4	15.1	8.8	2.3	0.2
Leasing commissions	(13.5)	(10.9)	(2.6)	24%	(4.5)	(5.1)	(3.9)	(4.3)	(5.3)
Recurring capital expenditures	(13.7)	(13.0)	(0.7)	5%	(7.2)	(3.9)	(2.6)	(0.8)	(3.1)

(a)Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt and Interest Summary
(Unaudited)
    Market Capitalization (as of September 30, 2021)

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of September 30, 2021	Market Value Equivalents (in millions)
Common shares	126,913,710	$77.41	$9,824.4
Net Debt			3,259.8
Total Enterprise Value (TEV)			$13,084.2

    Reconciliation of Net Debt

	September 30,	June 30,	September 30,
(dollars in millions)	2021	2021	2020
Long-term debt(a)	$3,559.0	$3,587.8	$3,236.3
Finance lease liabilities	157.2	162.8	29.2
Less:
Cash and cash equivalents	(456.4)	(369.7)	(156.5)
Net Debt	$3,259.8	$3,380.9	$3,109.0
(a)     Excludes adjustment for deferred financing costs and unamortized bond discounts.

    Interest Summary

	Three Months Ended
	September 30,	June 30,	September 30,	% Change
(dollars in millions)	2021	2021	2020	Yr/Yr
Interest expense and fees, net	$19.9	$18.8	$17.3	15%
Amortization of deferred financing costs and bond premium / discount	2.2	1.9	1.6	38%
Capitalized interest	(4.8)	(5.9)	(5.6)	(14)%
Total interest expense, net	$17.3	$14.8	$13.3	30%

CyrusOne Inc.
Debt Schedule and Debt Covenants
(Unaudited)

    Debt Schedule (as of September 30, 2021)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility - USD(a)	—	USD LIBOR + 100 bps	March 2025(b)
Term loan(c)	800.0	USD LIBOR + 120 bps(d)	March 2025(e)
2.900% USD senior notes due 2024	600.0	2.900%	November 2024
1.450% EUR senior notes due 2027(f)	579.5	1.450%	January 2027
1.125% EUR senior notes due 2028(f)	579.5	1.125%	May 2028
3.450% USD senior notes due 2029	600.0	3.450%	November 2029
2.150% USD senior notes due 2030	400.0	2.150%	November 2030
Total long-term debt(g)	$3,559.0	2.04%(h)

Weighted average term of debt(b)(e):	5.7	years
(a)Revolving credit facility includes 0.20% facility fee on entire revolving credit facility commitment of $1.4 billion.
(b)Assuming exercise of 12-month extension option.
(c)$500 million of $800 million synthetically converted into €451 million pursuant to a USD-EUR cross currency swap; $300 million swapped pursuant to USD floating to fixed interest rate swap.
(d)Interest rate as of September 30, 2021: 1.29%; weighted average interest rate pursuant to swaps: 1.36%.
(e)Assumes exercise of two 12-month extension options on $100 million tranche.
(f)Amount outstanding is USD-equivalent of €500 million.
(g)Excludes adjustment for deferred financing costs and unamortized bond discounts.
(h)Weighted average interest rate calculated using interest rate on swapped amount.

    Debt Covenants - Senior Notes (as of September 30, 2021)

Ratios	Requirement	September 30, 2021
Total Outstanding Indebtedness to Total Assets	≤ 60%	42%
Secured Indebtedness to Total Assets	≤ 40%	2%
Consolidated EBITDA to Interest Expense	≥ 1.50x	6.75x
Total Unencumbered Assets to Unsecured Indebtedness	≥ 150%	245%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of September 30, 2021		As of June 30, 2021		As of September 30, 2020
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	1,268	92%	1,217	91%	1,166	93%
Phoenix	643	97%	581	99%	581	92%
Dallas	621	70%	621	67%	621	71%
San Antonio	434	97%	434	97%	367	96%
Cincinnati	405	68%	402	68%	402	73%
New York Metro	349	68%	345	72%	290	79%
Houston	308	51%	308	53%	308	62%
Chicago	203	81%	203	80%	203	79%
Austin	106	68%	106	69%	106	77%
Raleigh-Durham	94	100%	94	100%	94	95%
Council Bluffs, Iowa	42	15%	42	15%	—	—%
Total - Domestic	4,472	82%	4,351	81%	4,138	84%
Frankfurt	268	99%	252	100%	144	99%
London	167	99%	167	90%	148	83%
Dublin	76	100%	76	100%	—	—%
Amsterdam	39	100%	39	100%	39	100%
Paris	26	100%	—	—%	—	—%
Singapore	3	20%	3	20%	3	20%
Total - International	578	99%	537	96%	334	91%
Total - Portfolio	5,050	84%	4,889	83%	4,471	84%
Stabilized Properties(c)	4,789	86%	4,611	86%	4,134	87%

(a)CSF represents the GSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment. May not sum to total due to rounding.
(b)CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.
(c)Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc.
2021 Guidance

Category	Previous 2021 Guidance	Revised 2021 Guidance
Total Revenue	$1,155 - 1,185 million	$1,180 - 1,200 million
Lease and Other Revenues from Customers	$930 - 950 million	$940 - 950 million
Metered Power Reimbursements	$225 - 235 million	$240 - 250 million
Adjusted EBITDA	$575 - 590 million	$585 - 590 million
Normalized FFO per diluted common share	$3.95 - 4.05	$4.03 - 4.08
Capital Expenditures	$875 - 975 million	$900 - 950 million
Development(1)	$855 - 935 million	$875 - 915 million
Recurring	$20 - 40 million	$25 - 35 million

(1)Development capital expenditures include the acquisition of land for future development.
CyrusOne is updating its guidance for full year 2021, increasing the lower and upper ends of its guidance ranges for Total Revenue and Normalized FFO per diluted common share, increasing the lower end of its guidance range for Adjusted EBITDA, and narrowing the guidance range for Capital Expenditures. The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates. We continue to monitor the global outbreak of COVID-19 and to take steps to mitigate the potential risks to us posed by the pandemic. While the impact on our business has not been significant to date, the length and severity of the effects of the pandemic remain uncertain and unpredictable and could be materially adverse to our business, financial condition, results of operations, cash flows and ability to pay dividends as well as the market price of our common stock.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including Net income (loss) and adjustments that could be made for Transaction, acquisition, integration and other related expenses, Legal claim costs, Impairment losses and (gain) loss on asset disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc. - Data Center Portfolio
As of September 30, 2021 (Unaudited)

			Gross Square Feet (GSF)(a)							Powered Shell Avail. for Future Development (GSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$98,172	428	76%	76%	83	45%	133	644	—	60
Northern Virginia - Sterling V	Northern Virginia	73,622	383	99%	99%	11	100%	145	539	231	69
Northern Virginia - Sterling VI	Northern Virginia	65,350	272	100%	100%	35	—%	—	307	—	57
Frankfurt II	Frankfurt	45,978	90	100%	100%	9	100%	72	171	10	35
Frankfurt III	Frankfurt	42,120	124	100%	100%	19	100%	115	258	—	44
Somerset I	New York Metro	41,147	169	91%	91%	27	100%	149	344	28	25
Northern Virginia - Sterling II	Northern Virginia	39,590	159	100%	100%	9	100%	55	223	—	30
San Antonio III	San Antonio	34,228	132	100%	100%	9	100%	43	184	—	24
Phoenix - Chandler VI	Phoenix	33,654	148	100%	100%	7	100%	32	187	59	24
Chicago - Aurora I	Chicago	32,601	113	98%	98%	34	100%	223	371	27	52
Dallas - Lewisville*	Dallas	27,025	114	74%	79%	11	57%	54	180	—	21
Frankfurt I	Frankfurt	26,502	53	97%	97%	8	91%	57	118	—	18
Cincinnati - North Cincinnati	Cincinnati	26,102	68	98%	100%	45	79%	53	166	59	14
Phoenix - Chandler V	Phoenix	25,911	143	95%	99%	2	97%	25	170	13	27
Houston - Houston West II	Houston	25,533	80	66%	66%	4	97%	55	139	11	12
Cincinnati - 7th Street***	Cincinnati	24,325	197	46%	46%	6	68%	175	378	46	17
Phoenix - Chandler I	Phoenix	24,163	74	99%	99%	35	11%	39	147	31	12
Phoenix - Chandler II	Phoenix	23,864	74	100%	100%	6	53%	26	105	—	12
Totowa - Madison**	New York Metro	23,010	51	74%	74%	22	89%	59	133	—	12
London II*	London	22,531	81	78%	100%	10	100%	94	184	3	28
Austin III	Austin	22,112	62	59%	59%	15	81%	21	98	67	11
Phoenix - Chandler III	Phoenix	21,801	68	100%	100%	2	—%	30	101	—	12
Raleigh-Durham I	Raleigh-Durham	21,326	94	100%	100%	16	100%	82	192	235	14
Northern Virginia - Sterling III	Northern Virginia	19,918	79	100%	100%	7	100%	34	120	—	15
San Antonio I	San Antonio	19,614	44	98%	98%	6	83%	46	96	11	12
Houston - Houston West I	Houston	18,387	112	48%	48%	11	100%	37	161	3	32
Northern Virginia - Sterling IV	Northern Virginia	18,319	81	100%	100%	7	100%	34	122	—	15
Northern Virginia - Sterling I	Northern Virginia	18,160	78	90%	90%	6	63%	49	132	—	12
Wappingers Falls I**	New York Metro	17,323	37	62%	62%	20	86%	15	72	—	7
San Antonio II	San Antonio	17,276	64	100%	100%	11	100%	41	117	—	12
San Antonio V	San Antonio	16,121	134	90%	90%	14	100%	38	187	1	21
London I*	London	14,934	38	100%	100%	12	56%	58	107	—	15
Austin II	Austin	14,913	44	81%	81%	2	81%	22	68	—	7
Phoenix - Chandler IV	Phoenix	13,914	73	100%	100%	3	100%	27	103	—	12
San Antonio IV	San Antonio	13,184	60	100%	100%	12	100%	27	99	—	12
London III*	London	10,992	39	100%	100%	4	100%	49	91	—	12
Florence	Cincinnati	10,855	53	99%	99%	47	87%	40	140	—	9
Dublin	Dublin	10,109	76	100%	100%	10	100%	33	119	76	12
Chicago - Aurora II	Chicago	9,457	77	60%	60%	45	2%	14	136	272	16
Houston - Galleria	Houston	9,325	63	37%	37%	23	21%	25	112	—	11
Cincinnati - Hamilton*	Cincinnati	9,105	47	64%	64%	1	100%	35	83	—	9
Houston - Houston West III	Houston	8,348	53	50%	50%	10	13%	32	95	209	6
Norwalk I**	New York Metro	6,920	17	100%	100%	10	95%	41	68	83	5
London - Great Bridgewater**	London	6,861	10	91%	91%	—	—%	1	11	—	1
Stamford - Riverbend**	New York Metro	5,078	20	22%	22%	—	—%	8	28	—	5
Dallas - Allen	Dallas	4,936	79	22%	22%	—	—%	58	137	204	6
Northern Virginia - Sterling IX	Northern Virginia	4,829	51	100%	100%	8	100%	2	61	—	6
Cincinnati - Mason	Cincinnati	4,713	34	100%	100%	26	98%	17	78	—	4
Amsterdam I	Amsterdam	4,399	39	100%	100%	15	100%	40	94	207	4
Paris I*	Paris	3,707	26	100%	100%	4	100%	15	45	201	6
Chicago - Lombard	Chicago	2,366	14	50%	50%	4	79%	12	30	29	2
Totowa - Commerce**	New York Metro	754	—	—%	—%	20	44%	6	26	—	—
Cincinnati - Blue Ash*	Cincinnati	558	6	36%	36%	7	100%	2	15	—	1
Singapore - Inter Business Park**	Singapore	378	3	20%	20%	—	—%	—	3	—	1
Phoenix - Chandler VII	Phoenix	246	62	71%	71%	10	14%	38	110	—	15
Stabilized Properties - Total		$1,136,670	4,789	86%	86%	780	68%	2,632	8,201	2,116	928

CyrusOne Inc.
Data Center Portfolio
As of September 30, 2021
(Unaudited)

			Gross Square Feet (GSF)(a)							Powered Shell Available for Future Development (GSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$1,136,670	4,789	86%	86%	780	68%	2,632	8,201	2,116	928

Pre-Stabilized Properties(b)
Northern Virginia - Sterling VIII	Northern Virginia	13,208	61	59%	59%	4	—%	25	90	—	12
Northern Virginia - Sterling IX	Northern Virginia	5,191	104	43%	44%	1	—%	68	173	32	21
Council Bluffs I	Iowa	2,056	42	12%	15%	14	—%	18	73	42	5
Somerset (DH #12 and #13)	New York Metro	—	54	—%	—%	9	—%	—	63	—	5
All Properties - Total		$1,157,124	5,050	83%	84%	809	67%	2,743	8,601	2,190	971

*    Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.
**    Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
(b)Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.
(c)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2021 multiplied by 12. For the month of September 2021, customer reimbursements were $244.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2019 through September 30, 2021, customer reimbursements under leases with separately metered power constituted between 14.9% and 21.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2021 was $1,151.5 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2021 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(d)CSF represents the GSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.
(e)Percent occupied is determined based on CSF billed to customers under signed leases as of September 30, 2021 divided by total CSF. Leases signed but that have not commenced billing as of September 30, 2021 are not included.
(f)Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.
(g)Represents the GSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.
(h)Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of September 30, 2021 divided by total Office & Other space. Leases signed but not commenced as of September 30, 2021 are not included.
(i)Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(j)Represents the GSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.
(k)Represents space that is under roof that could be developed in the future for GSF, rounded to the nearest 1,000.
(l)Critical power capacity represents the gross aggregate of UPS power installed and available to provide multiple redundancy levels for lease and exclusive use by customers. Capacity is stated in megawatts as represented by UPS manufacturer nameplate ratings and does not include ancillary UPS capacity not configured for the direct support of leased customer critical IT load (e.g. dedicated office power, office disaster recovery UPS, or UPS utilized by CyrusOne for infrastructure control circuits). Does not sum to total due to rounding.

CyrusOne Inc.
GSF Under Development
As of September 30, 2021
(Dollars in millions) (Unaudited)

			GSF Under Development(a)						Under Development Costs(b)
Facilities	Metro Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(c) (000)	Total (000)	Critical Load MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion(f)	Total
London I	London	4Q'21	8	—	—	—	8	3.0	$5	$5-10	$10-15
Sterling IX (DH #4)	Northern Virginia	4Q'21	40	—	—	—	40	4.5	1	22-26	23-27
Sterling IX (DH #3)	Northern Virginia	4Q'21	—	—	—	—	—	1.5	5	4-6	9-11
San Antonio VI	Texas	2Q'22	—	—	—	125	125	—	1	20-23	21-24
Sterling X	Northern Virginia	2Q'22	—	—	—	225	225	—	1	41-47	42-48
London IV	London	2Q'22	38	7	39	101	186	6.0	7	39-58	46-65
Frankfurt IV	Frankfurt	4Q'22	73	11	39	—	122	17.0	9	112-131	121-140
London V	London	3Q'23	52	12	49	17	130	16.5	—	83-89	83-89
Total			211	30	127	469	836	48.5	$29	$326-390	$355-419

(a)Represents GSF at a facility for which, as of September 30, 2021, activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change. May not sum to total due to rounding.
(b)London development costs are GBP-denominated and shown as USD-equivalent based on an exchange rate of 1.35 as of September 30, 2021. Frankfurt development costs are EUR-denominated and shown as USD-equivalent based on an exchange rate of 1.16 as of September 30, 2021.
(c)Represents GSF under construction that, upon completion, will be powered shell available for future development into GSF.
(d)Critical power capacity represents the gross aggregate of UPS power installed and available to provide multiple redundancy levels for lease and exclusive use by customers. Capacity is stated in megawatts as represented by UPS manufacturer nameplate ratings and does not include ancillary UPS capacity not configured for the direct support of leased customer critical IT load.
(e)Actual to date is the cash investment as of September 30, 2021. There may be accruals above this amount for work completed, for which cash has not yet been paid.
(f)Represents management’s estimate of the total costs required to complete the current GSF under development. There may be an increase in costs if customers require greater power density.

Capital Expenditures - Investment in Real Estate(a)	Three Months Ended	Nine Months Ended
(dollars in millions)	September 30, 2021	September 30, 2021
Capital expenditures - investment in real estate	$211.3	$566.5
(a) Excludes recurring capital expenditures.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of September 30, 2021 (Unaudited)

	As of
Market	September 30, 2021
Amsterdam	8
Austin	22
Chicago	23
Cincinnati	98
Council Bluffs, Iowa	10
Dallas	57
Dublin	15
Frankfurt	6
Houston	20
London	33
Madrid	5
Northern Virginia	24
Phoenix	96
Quincy, Washington	48
San Antonio	22
Santa Clara	23
Total Available(a)	508
Book Value of Total Available	$293.0	million
(a)Does not sum to total due to rounding.

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of September 30, 2021
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed (000)(d)	Weighted Average Lease Term(e)
3Q'21	349	100,000	19,860	$3,152	108
Prior 4Q Avg.	396	169,500	21,106	$2,860	97
2Q'21	370	345,000	20,855	$3,487	99
1Q'21	414	156,000	28,493	$2,947	116
4Q'20	383	162,000	31,321	$4,112	117
3Q'20	415	15,000	3,756	$894	54
(a)    Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.
(b)    CSF represents the GSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.
(c)    Represents maximum contracted kW that customers may draw during lease period, and subject to full build out of projects subject to additional conditions. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.
(d)    Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.7 million in 2Q'21, $0.3 million in 3Q'21, and $0.2 million in 3Q'20, 4Q'20 and 1Q'21.
(e)    Calculated on a CSF-weighted basis.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of September 30, 2021
(Dollars in thousands)
(Unaudited)

(a)    Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.7 million in 2Q'21, $0.3 million in 1Q'20 and 3Q'21, and $0.2 million in 4Q'19, 2Q'20, 3Q'20, 4Q'20, and 1Q'21.

CyrusOne Inc.
Customer Sector Diversification(a)
As of September 30, 2021
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	13	$228,644	19.8%	86.6
2	Information Technology	8	98,014	8.5%	46.0
3	Information Technology	14	87,632	7.6%	21.7
4	Information Technology	5	62,815	5.4%	36.0
5	Information Technology	10	45,010	3.9%	40.9
6	Information Technology	5	44,999	3.9%	33.3
7	Information Technology	3	22,593	2.0%	26.3
8	Financial Services	1	18,985	1.6%	114.0
9	Healthcare	2	16,500	1.4%	75.0
10	Information Technology	7	14,797	1.3%	29.3
11	Research and Consulting Services	3	14,801	1.3%	13.0
12	Financial Services	4	11,960	1.0%	78.3
13	Financial Services	2	11,905	1.0%	33.7
14	Financial Services	4	10,574	0.9%	78.8
15	Information Technology	1	9,874	0.9%	29.6
16	Telecommunication Services	1	8,487	0.7%	74.0
17	Telecommunication Services	2	8,300	0.7%	42.0
18	Telecommunication Services	7	7,655	0.7%	19.1
19	Financial Services	7	7,435	0.6%	24.6
20	Industrials	2	7,080	0.6%	66.7
			$738,059	63.8%	55.1

(a)Customers and their affiliates are consolidated.
(b)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2021, multiplied by 12. For the month of September 2021, customer reimbursements were $244.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2019 through June 30, 2021, customer reimbursements under leases with separately metered power constituted between 14.9% and 21.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2021 was $1,151.5 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2021 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(c)Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2021, which was approximately $1,157.1 million.
(d)Weighted average based on customer’s percentage of total annualized rent expiring and is as of September 30, 2021, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of September 30, 2021
(Unaudited)

GSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased GSF(c) (000)	Percentage of Portfolio Leased GSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	606	65%	128	2%	$88,771	8%
1000-2499	117	13%	184	2%	47,943	4%
2500-4999	59	6%	211	3%	47,853	4%
5000-9999	48	5%	332	5%	57,707	5%
10000+	99	11%	6,105	88%	914,849	79%
Total	929	100%	6,959	100%	$1,157,124	100%

(a)Represents all leases in our portfolio, including colocation, office and other leases.
(b)Represents the number of customers occupying data center, office and other space as of September 30, 2021. This may vary from total customer count as some customers may be under contract but have yet to occupy space.
(c)Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased GSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(d)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2021, multiplied by 12. For the month of September 2021, customer reimbursements were $244.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2019 through September 30, 2021, customer reimbursements under leases with separately metered power constituted between 14.9% and 21.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2021 was $1,151.5 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2021 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

CyrusOne Inc.
Lease Expirations
As of September 30, 2021
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total GSF Expiring (000)	Percentage of Total GSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		1,643	19%
Month-to-Month	1,874	152	2%	$48,740	4%	$48,740	4%
2021	1,225	368	4%	66,789	6%	66,850	5%
2022	3,253	909	11%	188,790	16%	190,993	15%
2023	1,548	1,215	14%	187,053	16%	192,640	15%
2024	1,090	705	8%	147,992	13%	155,743	12%
2025	214	394	5%	76,047	7%	82,711	7%
2026	155	953	11%	153,100	13%	167,933	13%
2027	56	650	7%	105,966	9%	119,757	10%
2028	28	306	4%	41,938	4%	47,673	4%
2029	8	83	1%	7,205	1%	8,845	1%
2030	10	291	3%	27,908	2%	42,513	3%
2031 - Thereafter	37	934	11%	105,597	9%	130,979	11%
Total	9,498	8,601	100%	$1,157,124	100%	$1,255,376	100%

(a)Leases that were auto-renewed prior to September 30, 2021 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.
(b)Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.
(c)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2021, multiplied by 12. For the month of September 2021, customer reimbursements were $244.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2019 through September 30, 2021, customer reimbursements under leases with separately metered power constituted between 14.9% and 21.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2021 was $1,151.5 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2021 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(d)Represents the final monthly contractual rent under existing customer leases that had commenced as of September 30, 2021, multiplied by 12.